                                                                   EXHIBIT 10.3

                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


         THIS SECOND AMENDED AND RESTATED SATELLITE SERVICES SUPPLEMENTAL AGREEMENT (this "Agreement") is made and entered into as of July 1, 1998 (the "Execution Date") by and between AvData Systems, Inc., a Delaware corporation ("AvData"), whose principal place of business is located at 55 Marietta Street, NW, Atlanta, Georgia 30303, and PageMart Wireless, Inc., a Delaware corporation (the "Customer" or "PageMart") with offices at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219.

                                    RECITALS

         WHEREAS, AvData and PageMart, Inc. are parties to an Amended and Restated Satellite Services Supplemental Agreement, dated as of December 18, 1997 (the "Existing SSS Agreement"), concerning the purchase of certain satellite services;

         WHEREAS, Customer and AvData have entered into an Amended and Restated Master Agreement dated December 18, 1997 ("Master Agreement");

         WHEREAS, this Agreement is independent of the Master Agreement, and all of the parties' rights and obligations hereunder shall continue in full force and effect notwithstanding any termination of, or default by either party under, the Master Agreement;

         WHEREAS, as a result of a Satellite Capacity Failure, the Satellite Capacity with respect to the Galaxy IV Satellite was terminated pursuant to Section K.1.a of the Existing Agreement;

         WHEREAS, AvData continues to lease certain Ku-band satellite transponder capacity on GE-1, a satellite operated by GE Americom
Communications, Inc. ("GE"), and has secured additional Ku-band transponder capacity on other satellites operated by GE, and Customer desires to purchase from AvData and AvData is willing to provide to Customer, a portion of such satellite transponder capacity for use in the VNI Network; and

         WHEREAS, the parties desire to amend and restate the Existing SSS Agreement to reflect the termination of capacity on Galaxy IV and the addition of new capacity on satellites operated by GE.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received and acknowledged, AvData and Customer agree as follows:

         During the Satellite Services Term, AvData shall provide Customer's Satellite Capacity in accordance with, and Customer shall be bound by, the terms and conditions set forth below:

A.       SATELLITE SERVICES TERM:

1.       "Commencement Date": 12:00 a.m. (Eastern Time) on July 1, 1998.

2. "Termination Date": 11:59 p.m. (Eastern Time) on July 31, 2003, unless earlier terminated pursuant to this Agreement.

B. CUSTOMER'S SATELLITE CAPACITY: AvData shall provide satellite transponder capacity for the VNI Network according to the terms hereof. From the Commencement Date through the Termination Date Customer's Satellite Capacity shall be provided through Ku-band transponder capacity leased by AvData on Satellite(s) in accordance with Schedule 1 attached hereto.

         C. PRICE: Customer shall pay to AvData a monthly satellite capacity payment for Customer's Satellite Capacity, in accordance with Section J below and Schedule 1 hereto. To the extent AvData receives credits from the Satellite Operator by reason of service interruption affecting the


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                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

         Satellite Capacity provided hereunder for a period of one (1) hour or more (measured from the AvData receives notice thereof from Customer), AvData agrees to promptly credit Customer with credits provided by the Satellite Operator for such interruption. The credit shall be equal to a pro rata portion (based on total bandwidth of the Satellite Capacity contracted for by Customer on the Satellite compared to total bandwidth of the Satellite Capacity contracted for by AvData for its own or third party use on the Satellite) of all amounts credited by the Satellite Operator to AvData with respect to any interruption in service. AvData will apply the credit promptly to any outstanding invoice between AvData and Customer under this Agreement or any other agreement between AvData and Customer, as selected by AvData in its sole discretion.


D. DEPOSIT: The parties acknowledge that Customer has previously paid AvData a non-refundable satellite services deposit, which has been retained by AvData in consideration for the modifications contained in the Existing SSS Agreement. PageMart acknowledges that it is not entitled to a set-off against any financial obligations with respect to such payment.

E.       CERTAIN DEFINITIONS

1. "Affiliates" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such Person and any member, director, officer or employee of such Person.

2. "FCC" shall mean the Federal Communications Commission or any successor organization.

3. "Satellite(s)" shall mean SN-4, G-3R and GE-1, through which AvData will provide Customer's Satellite Capacity.

4. "Laws" shall mean all international, federal, state, local and other laws, rules and other regulations, including, without limitation, those issued by the FCC.

5. "Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority, or otherwise.

6. "Transponder(s)" shall mean a component of the Satellite(s) which, for a particular frequency band, receives, amplifies, translates frequency and retransmits radio signals. Each Transponder contains one traveling wave tube amplifier (a "TWTA"). Transponder shall also mean, for purposes of this definition, any replacement or alternate components thereof.

7. "Satellite Capacity Failure" shall mean the failure of AvData to provide Customer's aggregate Satellite Capacity on a Satellite(s) (due to a Satellite or Transponder failure, including relocation of orbital position by FCC order). Determination that a Satellite Capacity Failure has occurred shall be made by AvData in its sole discretion.

8. "Usage" or "Use" shall refer to radio transmission to, or utilization of, the Satellite(s) for the VNI Network.

9. "Satellite Operators" shall mean the owner(s) of the Satellite(s) specifically authorized by the FCC to operate the Satellite(s) and through whom AvData makes available the satellite capacity required for the VNI Network.

10. "Primary Hub" shall mean the Equipment at AvData's primary hub location in Atlanta, Georgia which will be used to access Customer's Satellite Capacity to run the VNI Network.

11. "Alternate Hub" shall mean the equipment PageMart sets up at a site to be determined which will be used to access Customer's Satellite Capacity to run the VNI Network for load sharing with, or failure of, the Primary Hub.

12. "Customer's Satellite Capacity" shall mean the satellite capacity to be provided hereunder to Customer (expressed as SCUs or High Power
         SCUs) during the Satellite Services Term, as more particularly


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                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

         described in Paragraph J.2. hereof and Schedule 1 hereto. In addition, if PageMart requests additional satellite capacity as described in
         Schedule 1 hereto, subject to availability of such satellite capacity, such additional satellite capacity shall be included upon commencement of service for such satellite capacity.

13. "Equipment" shall mean the Very Small Aperture Satellite Terminals (VSATs) and associated hub hardware and remote site hardware including embedded software provided by AvData under the Master Agreement.

14. "Satellite Capacity Unit" or "SCU" - One SCU equals 800 kHz of bandwidth, which is normally configured as one (1) 128 Kbps outbound channel and two (2) 64 Kbps inbound channels. Using standard power levels and BPSK modulation, the percentage of available bandwidth in the transponder that is utilized by a SCU is equal to the percentage of the power available in the transponder utilized by that SCU.

15. "High Power SCU" - One High Power SCU consumes twice the satellite capacity of one standard power SCU. Using high power levels and BPSK modulation, the percentage of available power in the transponder that is utilized by a High Power SCU is equal to two (2) times the percentage of available bandwidth in the transponder that is utilized by a SCU. A High Power SCU has a power density of not less than 9 dBW/4KHz and requires authorization from the FCC.

16. "VNI" or "VNI Network" shall mean the VSAT network infrastructure consisting of the Equipment and software provided by AvData under the Master Agreement.

17. "GE-1 Satellite" shall mean a communications satellite owned and operated by GE and positioned at 103(Degree) west longitude orbital position.

18. "SN-4 Satellite" shall mean a communications satellite owned and operated by GE and positioned at 101 degrees W. L. orbital position. All references herein to the SN-4 Satellite shall be deemed to refer to the GE-4 communications satellite currently scheduled to be launched into geostationary orbit by GE during the second quarter of 1999 after AvData transitions its current capacity on SN-4 to GE-4.

19. "G-3R Satellite" shall mean a communications satellite owned and operated by PanAmSat and positioned at 95(Degree) west longitude orbital position. G-3R may be preempted in the event of a Satellite Capacity Failure of Galaxy 7 or Galaxy 8 (satellites owned and operated by PanAmSat).

F.       CERTAIN UNDERSTANDINGS

         1. Ownership of Transponders. Customer understands and agrees that the Satellite Operators are the FCC-authorized operators of the Satellites. Neither this Agreement nor the provision of Customer's Satellite Capacity hereunder shall, or shall be deemed to, convey title or any other ownership interest to Customer in or to any Satellite, any Transponder or any part thereof. Customer acknowledges and agrees (i) that nothing contained in this Agreement shall prevent any sale, mortgage, or encumbrance of any Satellite or any Transponder thereof by the owner, (ii) that Customer's Satellite Capacity is provided on a right to use basis (with Equipment and services provided by AvData under the Master Agreement) and is not being sold to Customer, and (iii) that neither any Transponder nor any Satellite, nor any right to use thereof nor any interest of any type therein, shall be subject to any claim, prior, subsequent or otherwise, of Customer or its creditors as a result of this Agreement. Notwithstanding the foregoing, AvData shall use reasonable efforts to provide that the foregoing restrictions shall not impact or interfere with Customer's use of Customer's Satellite Capacity as provided for herein.

         2. Control of Satellite. Customer understands and agrees that the Satellite Operator(s) shall control and provide for the operation of the Satellite(s).

         3. Communication with Satellite. All communications with the Satellite(s) will be provided through Equipment controlled by AvData at either the Primary Hub or Alternate Hub; provided, however, upon the prior written request of Customer, AvData shall use its reasonable efforts to obtain the consent of each Satellite Operator to permit Customer to exercise control of the Equipment at the Alternate Hub, and


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                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

upon obtaining such consent(s), Customer shall have the right to make communications with the Satellite(s) through Equipment controlled by Customer or its nominee at the Alternate Hub.

G.       CONTINUITY OF SERVICE

         1. Preemption/Interruption of Service. Customer recognizes and agrees with respect to each Satellite that for technical or safety reasons, which shall include, but shall not be limited to, (1) the protection of the overall health or performance of the Satellite or its Transponders; (2) the prevention of interference or cross-talk; (3) the protection of public safety; or (4) compliance with an order from the FCC or other governmental authorities - and the existence of which the Satellite Operator shall determine in its sole discretion - the Satellite Operator may take the following actions: (i) preempt or interfere with Customer's Use of any Transponder or other component of the Satellite, (ii) reassign TWTAs to different Transponders on the Satellite, or
(iii) reassign the frequency assignment of Customer's Satellite Capacity. Customer acknowledges and agrees that any such action by Satellite Operator may result in the preemption or interruption of the Use of Customer's Satellite Capacity. AvData shall notify Customer as soon as reasonably practical after receipt by AvData of oral or written notice from the Satellite Operator concerning any such action and shall use reasonable efforts to cause the Satellite Operator to schedule and conduct such action so as to minimize the Satellite Operator disruption of Customer's Use of Customer's Satellite Capacity. Customer acknowledges and agrees that if such preemption or interruption occurs, then Customer shall cooperate with and assist AvData and the Satellite Operator during such periods and Customer's sole remedies shall be any credits provided pursuant to Section C herein and, in the case of a Satellite Capacity Failure, the termination of this Agreement or reduction in Customer's Satellite Capacity pursuant to Paragraph K herein.

         2. Provision of Continuing Service. In the event of a Satellite Capacity Failure, AvData shall use its best efforts to cause the Satellite Operator to provide Customer's Satellite Capacity using spare Transponder capacity on the Satellite, if available, or if such spare capacity is unavailable, then by using an alternate Transponder on the Satellite of the same polarity, if available. The availability of such spare or alternate Transponder on the Satellite, on a permanent or temporary basis, shall be determined by the Satellite Operator in its sole discretion. The foregoing notwithstanding, Customer's sole remedies for any preemption of Use shall be any credits provided pursuant to Section C herein and, in the case of a Satellite Capacity Failure, the termination of this Agreement or reduction in Customer's Satellite Capacity pursuant to Paragraph K herein.


H.       CUSTOMER'S OBLIGATIONS

         1. Compliance With Agreement and Laws. During the Satellite Services Term, Customer shall comply with the terms of this Agreement and shall be responsible for complying with, and shall comply with all Laws applicable to it regarding the operation and Use of the Satellites and the Transponders and regarding Use of Customer's Satellite Capacity. Customer shall be permitted to use Customer's Satellite Capacity for any business unit, subsidiary, Strategic Alliance Partner or customer of PageMart subject to the approval of AvData, which shall not be unreasonably withheld, provided, however, operation of the Equipment provided under the Master Agreement or any other equipment used to access Customer's Satellite Capacity, including PageMart's Alternate Hub, must be in strict accordance with guidelines and instructions provided by the Satellite Operator directly or through AvData.

I.       REMEDIES

         1. Limitation of Liability

         a. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED BY AVDATA. CUSTOMER EXPRESSLY AGREES THAT AVDATA'S SOLE OBLIGATIONS AND CUSTOMER'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING


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                          SECOND AMENDED AND RESTATED
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FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE
TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY ARE LIMITED TO TERMINATION OF THIS AGREEMENT FOR THE REASONS DESCRIBED IN PARAGRAPH G ABOVE, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.

         b. IN NO EVENT SHALL AVDATA BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN CUSTOMER'S SATELLITE CAPACITY, FAILURE OF THE CUSTOMER'S SATELLITE CAPACITY TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. AVDATA MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON CONCERNING CUSTOMER'S SATELLITE CAPACITY AND CUSTOMER SHALL INDEMNIFY AVDATA FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY CUSTOMER TO ANY THIRD PARTY.

         2. Indemnification. Customer shall indemnify and save AvData and the Satellite Operators harmless from all liability disclaimed by AvData, as specified above, to the extent such liability arises in connection with the provision by AvData or the Satellite Operators of facilities and/or Customer's Satellite Capacity or use of Customer's Satellite Capacity pursuant to this Agreement provided, however, Customer shall not be obligated to indemnify AvData from such liability to the extent such liability arises from the willful misconduct or gross negligence of AvData.

J.       PAYMENTS TO AVDATA

         1. Payment.

         a. Unless otherwise provided, any sum due AvData for the provision of Customer's Satellite Capacity shall be invoiced and payable in advance on the first day of each month.

         b. If any payment of any sum due from Customer is not received by AvData within thirty (30) days after such payment is due, then such overdue amount shall be subject to a delinquency charge at the rate of interest equal to one and one-half percent (1 1/2%) per month, from the date such overdue amount was actually due until the date it is actually received by AvData.

         c. Customer's obligations to make the monthly satellite capacity payments provided by Paragraph C above and J(2) below shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which Customer may have against AvData or anyone else for any reason whatsoever.

         d. The charges specified herein do not include any amounts for sales, use, property, privilege, license, excise or similar taxes, fees or assessments which may be levied by any governmental agency on this Agreement, the services provided or the payments made hereunder. Any such taxes or charges shall be paid directly by Customer to the taxing authority, if legally permitted. Otherwise, if required to be paid by AvData, the amount shall be reimbursed to AvData by the Customer. Upon request, the Customer shall provide AvData with tax exemption certificates, if applicable, or evidence of tax payments, if made by Customer.

2.       Required Satellite Capacity.

         a. Commencing July 1, 1998, PageMart shall pay [*] per month per Satellite Capacity Unit ("SCU") for satellite capacity on GE-1 Satellite and [*] per month per SCU for satellite capacity on SN-4 Satellite in accordance with Schedule 1 hereto. PageMart shall have the right to designate by written notice by PageMart that a portion of Customer's Satellite Capacity, not to exceed [*] SCUs (i.e., [*] High Power SCUs) on either GE-1 or SN-4, shall be provided as High Power SCUs. The provision of Customer's Satellite Capacity as High Power SCUs on either GE-1 or SN-4 shall be subject to availability of High Power SCUs on the Satellite(s) and regulatory approval by the FCC. Upon receipt of such written


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                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

notice, AvData shall pursue such regulatory approval on a "best efforts" basis, at PageMart's sole cost and expense. One (1) High Power SCU shall count as two
(2) SCUs for the purpose of the above calculations.

         b. AvData shall use commercially reasonable efforts to resell any SCUs (in increments of 1/4 SCUs, or 200 kHz) that PageMart specifies in writing to AvData to resell; provided, however, that PageMart in such written notice irrevocably releases the SCUs for the duration of this SSS Agreement. PageMart shall be required to continue to pay for the SCUs until such time, if any, as AvData is able to resell the SCUs, as set forth below in Paragraph J(2)(c).

         c. AvData shall reduce PageMart's minimum monthly payments in the amount of [*] for each [*] SCU that AvData resells on GE-1or [*] for each [*] SCU that AvData resells on SN-4; provided, however, that AvData resells such SCU at a rate equal or greater than [*] per [*] SCU that AvData resells on GE-1or [*] for each [*] SCU that AvData resells on SN-4. AvData shall be permitted to receive payments for such resold SCUs directly from the purchaser.

         d. AvData further agrees not to purchase additional satellite capacity for its own use from the time that PageMart gives AvData written notice of released satellite capacity pursuant to Paragraph J(2)(b) above if AvData determines, in its reasonable discretion, that AvData's satellite capacity needs can be reasonably satisfied from PageMart's released satellite capacity, and in such event AvData shall reduce PageMart's minimum monthly payments for satellite capacity by [*] for each [*] SCU that AvData that uses on GE-1or [*] for each [*] SCU that AvData uses on SN-4.

K.       TERMINATION

         1. Events of Termination. This Agreement shall terminate automatically upon the Termination Date, unless terminated earlier pursuant to one of the following paragraphs:

         a. Termination for Satellite Capacity Failure. If a Satellite Capacity Failure continues uninterrupted for more than five (5) consecutive days, or such other period is mutually agreed upon in writing by AvData and Customer, then this Agreement may be immediately terminated by either party by written notice to the other delivered on or before the thirtieth day after the calendar day on which the Satellite Capacity Failure began; provided, however, that if such Satellite Capacity Failure affects only one Satellite and a portion of Customer's Satellite Capacity remains available from other Satellite(s), then the right of termination shall apply only to Customer's Satellite Capacity received hereunder from such failed Satellite and this Agreement shall continue in force with respect to the remaining portion of Customer's Satellite Capacity. If so terminated, AvData shall refund to Customer the amount of any prepaid monthly charges for the terminated capacity prorated from the date of the Satellite Capacity Failure, and AvData shall have no other or further liability to Customer.

         b. Cancellation for Non-Payment and Violations of Law. Notwithstanding anything to the contrary and in addition to all other remedies AvData may have, AvData may immediately cancel this Agreement and accelerate all remaining payments due through July 31, 2003 if Customer materially breaches any provision of this Agreement, including for example (but without limitation),
(1) if Customer fails to pay when due any amounts due pursuant to this Agreement within ten (10) days after AvData has delivered notice to Customer of such non-payment, or (2) if Customer violates the provisions of Paragraph H.1. ("Compliance with Laws"). Upon termination, pursuant to this Paragraph K.1.b, AvData shall be entitled to transfer Customer's Satellite Capacity immediately to whomever AvData sees fit, Customer shall not be entitled to any equitable relief as a result thereof, and Customer's exclusive remedy shall be limited to recovery of any payments made by it to AvData for the period of time as to which it has been canceled, without interest, less any claim AvData has against Customer by reason of such Customer's default.

         c. Termination by Customer. In event that AvData fails to provide Customer's Satellite Capacity to Customer as a result of the termination by a Satellite Operator of the lease to AvData of Ku-Band satellite transponder capacity due to a default by AvData, Customer, provided that Customer is not in default hereunder, shall have the right to reduce Customer's Satellite Capacity under this Agreement to the extent of the Customer's Satellite Capacity received hereunder from such Satellite Operator if AvData fails to cure such failure within thirty (30) days after receiving written notice of such failure from Customer. If


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                          SECOND AMENDED AND RESTATED
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Customer's Satellite Capacity is so reduced, AvData shall (i) refund to
Customer the amount of any prepaid monthly charges for the terminated Customer's Satellite Capacity prorated from the date AvData failed to provide such Customer's Satellite Capacity and (ii) provide reasonable cooperation, at Customer's request and expense, with any efforts by Customer to contract directly with the Satellite Operator for such terminated Customer's Satellite Capacity, and AvData shall have no other or further liability to Customer with respect to such terminated Customer's Satellite Capacity.

         2. Continuation after Termination of Master Agreement. The parties acknowledge and agree that this Agreement is a separate, free standing contract and is independent of the Master Agreement. This Agreement, and the parties rights and obligations hereunder, shall continue in full force and effect notwithstanding any termination of, or default by either party under, the Master Agreement.


L.       MISCELLANEOUS

         1. Headings. The Paragraph headings used in this Agreement, except where terms are specifically defined, are for reference and convenience only and shall not enter into the interpretation hereof.

         2. Waiver. No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

         3. Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves substantially the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance then the remainder shall be enforced to the extent permitted by law.

         4. Relationship of Parties. AvData is performing pursuant to this Agreement only as an independent contractor and nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between AvData and Customer. Neither AvData nor Customer shall act or attempt to act or represent itself, directly or by implication, as an agent of the other party or its Affiliates or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, the other party or its Affiliates.

         5. Approvals and Authorizations. The obligations of the parties hereto shall be subject to obtaining and maintaining all necessary regulatory and other governmental approvals and authorizations. The parties agree to use their respective and, where applicable, collective best reasonable efforts to obtain promptly and maintain any such approvals.

         6. Notices. In addition to such other requirements as may be set forth herein, any notices hereunder by one party to the other party shall be given in writing by personal delivery (or by recognized overnight delivery service) or posted by certified mail return receipt requested, to the parties at the following addresses:

         IF AVDATA, SEND TO:                  IF CUSTOMER, SEND TO:
         AvData Systems, Inc.                 PageMart Wireless, Inc.
         55 Marietta Street                   3333 Lee Parkway, Suite 100
         Atlanta, GA  30303                   Dallas, TX   75219

         Attn:  Judith H. Drobinski           Attn:  James E. Freytag
         V.P. - Finance & Admin.              Director of Network Implementation


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                          SECOND AMENDED AND RESTATED
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Notices will be deemed to have been given hereunder when delivered (whether or not accepted by the addressee).

         7. Confidentiality. Each party hereby agrees that all non-public, confidential or proprietary information communicated to it by the other party or its customers, whether before or after the Execution Date, shall be and was received in strict confidence, shall be used only for purposes of this Agreement, and, for a period of five (5) years following the termination of this Agreement, shall not be disclosed by such party, its agents or employees without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party. The obligations set forth in this Section shall survive termination of this Agreement.

         8. Force Majeure. The term "Force Majeure" shall include, but not be limited to, fires or other casualties or accidents, acts of God, severe weather conditions, sun outages, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency or any other act or condition whatsoever beyond the reasonable control of the affected party. A party whose performance of its obligations hereunder is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party immediately continues performance whenever and to the extent such causes are removed. Nothing in this Section shall relieve Customer of its obligations to make payments to AvData in accordance with Paragraphs C and J of this Agreement, except to the extent that AvData is relieved of its obligations to make payments to the Satellite Operator by such Force Majeure condition.

         9. Applicable Law and Entire Agreement. This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Georgia. This Agreement constitutes the entire agreement between the parties, supersedes all previous understandings, commitments or representations and is intended as the complete and exclusive statement of the terms of the agreement between the parties concerning the subject matter hereof. This Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by each party hereto.

         10. Attorney's Fees. In the event of any dispute or controversy arising hereunder, any court having jurisdiction in any such dispute or controversy shall determine which of the parties is the prevailing party and shall award to the prevailing party the reasonable fees and expenses of counsel, experts and other court costs incurred in connection with such dispute or controversy.

         11. No right of Transfer. Customer shall not, and shall not have the right to, grant, sell, assign, encumber, permit the utilization of, license, lease, or otherwise convey, directly or indirectly, in whole or in part (individually, a "Transfer"), Customer's Satellite Capacity, or any of its rights under this Agreement, to any other entity or person. Notwithstanding the foregoing, Customer may assign its Satellite Capacity, and its rights under this Agreement, without AvData's written consent, to any corporation, partnership or other entity which is controlled by Customer and in which Customer has not less than fifty-one percent (51%) of the ownership interest, provided that no such assignment shall relieve Customer of any of its obligations hereunder.

         12. Successors and Assigns. Subject to Paragraph L.11 above, this Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment of this Agreement shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this Agreement shall be null and void and of no force and effect.


--------------------------------------------------------------------------------

            Second Amended and Restated Satellite Services Agreement
Page 8                AvData Systems, Inc - Proprietary

                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.


                                   AVDATA SYSTEMS, INC.



                                    By: /s/ HAROLD E. COWAN
                                      ------------------------------------------
                                    Title: Vice President Account Management
                                          --------------------------------------
                                    Date: 9/25/98
                                         ---------------------------------------
                                    Signed: Harold E. Cowan
                                           -------------------------------------

                                    PAGEMART WIRELESS, INC.



                                    By: /s/ JACK D. HANSON
                                      ------------------------------------------
                                    Title: VP Network Operation
                                          --------------------------------------
                                    Date: 9/24/98
                                         ---------------------------------------
                                    Signed: Jack D. Hanson
                                           -------------------------------------


            Second Amended and Restated Satellite Services Agreement
Page 9                AvData Systems, Inc - Proprietary

                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


                                   SCHEDULE 1

                           MONTHLY RECURRING CHARGES

-------------------------------------------------------------------------------
   SATELLITE       SCU QUANTITY #          UNIT PRICE           EXTENDED PRICE
-------------------------------------------------------------------------------
     GE-1             [*]                     [*]                   [*]
-------------------------------------------------------------------------------

   SN-4/GE-4          [*]                     [*]                   [*]
-------------------------------------------------------------------------------
#        - Satellite Capacity Unit (SCU) represents one (1) 128 Kbps outbound channel and two (2) 64 Kbps inbound channels which equate to 800 kHz of satellite capacity per SCU.
-------------------------------------------------------------------------------



CONDITIONS TO PRICING

Satellite Capacity Unit charges will begin at [*] on GE-1 at [*] per SCU/month and [*] SCU's on SN-4 at [*] per SCU/month. Effective August 1, 1998, the SCU total on GE-1 will increase to [*] at [*] per SCU/month. Thereafter, a total of [*] SCUs per month shall be purchased until July 31, 2003, when the [*] SCU's on GE-1 shall terminate.


SATELLITE(S)

As of the Execution Date, AvData has commitments to provide PageMart [*] SCU's on GE-1 and [*] SCUs on SN-4. Provisioning of a High Power SCU option on either GE-1 or SN-4, if requested by PageMart, is subject to the approval of both the Satellite Operator and the FCC.

Regarding the planned replacement of SN-4 with GE-4, the following additional qualifications apply:

         (a) Satellite Operator is planning for GE-4 to be launched in the second quarter of 1999, and to become "Commercially Operational" (date when GE-4 is fully operational and available for use at the assigned orbital position of 101 degrees W. L. and meets certain other requirements specified in the agreement between AvData and Satellite Operator) during the second calendar quarter of 1999. Satellite Operator has applied to the FCC for authorization to locate GE-4 at 101 degrees W. L. for the purpose of replacing SN-4.

         (b) The Satellite Operator has the right to modify the mission of GE-4 (for example, to replace another existing in-orbit satellite operated by the Satellite Operator due to a satellite failure) the Satellite Operator has represented to AvData that it would replace SN-4 with the next available satellite (currently GE-6). The Satellite Operator has represented to AvData that SN-4 has the fuel and capability to remain in orbit until December 2004.

         (c) Under AvData's agreement with Satellite Operator, the Satellite Operator may, at its sole discretion, offer certain capacity on SCPC Transponder(s) capable of supporting South American downlink and uplink coverage. Such revised service would be subject to mutually agreed upon pricing, allocated power and Transponder performance specifications. If Satellite Operator offers such capacity, AvData will notify Customer of the terms and conditions on which AvData would offer such capacity to Customer. Customer shall have thirty
                  (30) days thereafter to accept such offer. AvData shall be under no obligation to make such capacity available on GE-4 or any other satellite.


            Second Amended and Restated Satellite Services Agreement
Page 10                AvData Systems, Inc - Proprietary



* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                          SECOND AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


         (d) Provided that this Agreement is still in effect on the date GE-4 becomes "Commercially Operational", AvData shall provide and Customer shall take, in lieu of [*] on SN-4, [*] SCUs on GE-4 for the remainder of the Service term of this Agreement. SCU service on GE-4 shall commence (and SCU service on SN-4 shall be discontinued) on the date AvData transitions its capacity on SN-4 to GE-4 in accordance wit its agreement with the Satellite Operator.

         (e) Neither the Satellite Operator nor AvData shall have any liability whatsoever in connection with the launch or manufacture of GE-4, including but not limited to, GE-4 launch delay or failure, GE-4 is delayed in operation, or GE-4 is positioned at an orbital location other than 101 W. L.

         (f) Until SN-4 is replaced by GE-4 (or other suitable satellite), AvData will provide to PageMart up to [*] of Satellite Capacity on G-3R with Hub services at [*]. Such capacity will be used to support PageMart VNI offshore sites (located in the Caribbean area, Hawaii and Alaska). Successful replacement of SN-4 with a satellite capable of supporting such offshore sites will relieve AvData of all responsibility regarding this temporary commitment.

         (g) If a Satellite Capacity Failure occurs with respect to Satellite Capacity provided by AvData on G-3R prior to SN-4 being replaced by GE-4 (or other suitable satellite), AvData will provide to PageMart up to [*] of Satellite Capacity on an alternative satellite with Hub services [*]. Such capacity will be used to support PageMart VNI offshore sites (located in the Caribbean area, Hawaii and Alaska). Successful replacement of SN-4 with a satellite capable of supporting such offshore sites will relieve AvData of all responsibility regarding this commitment.


            Second Amended and Restated Satellite Services Agreement
Page 11                AvData Systems, Inc - Proprietary




* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.